UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed merger transaction between The Finish Line, Inc. (“Finish Line” or the “Company”), JD Sports Fashion Plc (“JD Sports” or “Parent”), and Genesis Merger Sub, Inc. (“Merger Sub”) pursuant to the terms of an Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”) by and among Finish Line, Parent, and Merger Sub.

Set forth below is the email message from Sam Sato, Chief Executive Officer of Finish Line.

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Date: Wednesday, April 18, 2018
From: Corporate Communications
To: All Office, All Stores, Boulder, District Managers
Subject: An Update from Sam: JD Reports Year End Results

Good afternoon. As we continue on our path to merge with JD Sports Fashion, Plc. (JD), I want to share with you their most recent preliminary results reported yesterday on the London Stock Exchange. The news release for JD’s 53 week year (ended February 3, 2018) noted some significant accomplishments including a strong profit as well as continued growth. These include (converted to dollars with exchange rate on April 17, 2018):

•	Revenue at $4.52B (2018) compared with $3.40B (2017); an increase of 33%

•	Profit before tax and exceptional items at $439.6M (2018) compared to $350.1M (2017); an increase of 26%

•	Net cash at period end $442.9M (2018) compared to $305.5M (2017)

I specifically want to highlight a few comments made by Peter Cowgill, JD’s Executive Chairman in the news release. He notes “an excellent result demonstrating our capacity for continuing growth in both existing and new markets, and the strength of our offer in store and online.” He also highlights three subsequent years of growth with a rise in excess of 200%, citing “a relentless and ongoing focus on a number of key principles which ensure we remain the undisputed consumer destination of choice for sport lifestyle footwear and apparel.”

Further, in his statement introduction to the complete report, he emphasizes six primary areas of focus worth noting as you’ll find they sound very similar to our direction.

•	Providing a best-in-class multibrand experience with breadth, newness and exclusivity in our offer which is consistent across all channels and in an expanding network of international markets

•	Satisfying a demanding digital-first consumer with innovative technology which can be rapidly evolved to react to dynamic consumer expectations

•
Developing a multichannel infrastructure which provides consumers in multiple territories with access to a universal stock pool and enables them to shop with us in the channel and at the time of their choice

•	Delivering an enhanced brand proposition

•	Being first to market with new styles

•	Continually investing in sector-leading physical retail environments

Two more highlights within the report include:

"We are very encouraged by the progress that we are making internationally and we continue to look for further opportunities to bring our dynamic multichannel proposition to new markets around the world with the support of our key brands. One such market is the United States which is the largest global market for sport lifestyle footwear and apparel and where, very recently, we announced the exchange of contracts for the acquisition of The Finish Line business..."

"The Acquisition offers the Company the opportunity to expand its market leading elevated proposition into the most significant global market. It immediately gains the benefit of a significant physical and online retail presence and increases the importance of the Company to its major international brand partners."

I would encourage you to take some time to read through the entire release and report as we continue to prepare for this exciting partnership. In the meantime, let’s stay focused on our initiatives, how we do things, and what makes Finish Line great. As Peter says about the people of JD, it’s the “talent and energy” at the “heart of our success” and I fully believe the same about our team here at Finish Line. We are Finish Line. We are ALL IN.

Thank you.

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Forward-Looking Statements

Statements in this document regarding the proposed transaction between Finish Line and JD Sports, the expected timetable for completing the proposed transaction, and the potential benefits created by the proposed transaction are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Finish Line or JD Sports. Finish Line cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the failure of the proposed transaction to close in a timely manner or at all; the effects of the announcement or pendency of the proposed transaction on the Company and its business; the nature, cost, and outcome of any litigation related to the proposed transaction; general economic conditions; Finish Line’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; interest rate levels; the impact of inflation; a major failure of technology and information systems; and the other risks detailed in Finish Line’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. Investors and shareholders are also urged to read the risk factors set forth in the proxy statement carefully when they are available.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Finish Line and JD Sports set forth in this document may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Finish Line assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Additional Information for Shareholders

This document relates to the proposed merger between Finish Line and JD Sports. The proposed merger will be submitted to Finish Line’s and JD Sports’ shareholders for their consideration and approval. In connection with the proposed merger, Finish Line and JD Sports will file relevant materials with (i) the SEC, including a proxy statement of Finish Line, and (ii) the United Kingdom Listing Authority (UKLA) in the U.K., including a circular of JD Sports. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Finish Line, and a circular will be mailed to the shareholders of JD Sports. This communication is not a substitute for the proxy statement, circular, or other document(s) that Finish Line and/or JD Sports may file with the SEC or the UKLA in connection with the proposed transaction. Finish Line’s and JD Sports’ shareholders are urged to read the proxy statement and other documents filed with the SEC and the U.K. circular regarding the proposed merger transaction when they become available because they will contain important information about Finish Line, JD Sports, and the proposed merger transaction itself. Finish Line’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Finish Line’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Finish Line, Inc., 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, Attention: Corporate Secretary, or by calling (317) 899-1022, or from Finish Line’s website at www.finishline.com under the tab “Investor Relations - Financials & SEC Filings.” The information available through Finish Line’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Finish Line makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Finish Line, JD Sports, and their respective directors and certain of their officers may be deemed to be participants in the solicitation of proxies from Finish Line’s shareholders with respect to the special meeting of shareholders that will be held to consider the matters to be approved by Finish Line’s shareholders in connection with the merger transaction. Information about Finish Line’s directors and executive officers and their ownership of Finish Line’s common stock is set forth in the proxy statement for Finish Line’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on June 2, 2017. Shareholders may obtain additional information regarding the interests of Finish Line and its directors and executive officers in the proposed merger, which may be different than those of Finish Line’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.